Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261063 on Form F-3 and Registration Statement No. 333-277814 on Form S-8 of our reports dated November 15, 2024, relating to the financial statements of Highest Performances Holdings Inc. and the effectiveness of Highest Performances Holdings Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended June 30, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shenzhen, the People’s Republic of China
November 15, 2024